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                                                                     EXHIBIT 2.4

                                 CERTIFICATE OF
                              OWNERSHIP AND MERGER
                                     MERGING
           NET EFFECT SYSTEMS, INC. AND DIRECT HIT TECHNOLOGIES, INC.
                                  WITH AND INTO
                                ASK JEEVES, INC.



                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware



      Ask Jeeves, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger of Net Effect Systems, Inc., a Delaware corporation ("Net Effect") and Direct Hit Technologies, Inc., a Delaware corporation ("Direct Hit"), with and into the Company, with the Company remaining as the surviving corporation:

      FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). Each of Net Effect and Direct Hit is incorporated pursuant to the DGCL.

      SECOND: The Company owns all of the outstanding shares of each class of capital stock of Net Effect. The Company owns all of the outstanding shares of each class of capital stock of Direct Hit.

      THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on December 6, 2000, has determined to merge Net Effect with and into the Company pursuant to Section 253 of the DGCL:

            WHEREAS, Ask Jeeves, Inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of each class of capital stock of Net Effect Systems, Inc., a Delaware corporation ("Net Effect"); and

            WHEREAS, the Board of Directors of the Company has deemed it advisable that Net Effect be merged with and into the Company pursuant to
      Section 253 of the General Corporation Law of the State of Delaware;

            NOW, THEREFORE, BE IT AND IT HEREBY IS

            RESOLVED, that Net Effect be merged with and into the Company with the Company remaining as the surviving corporation, and that the Company assumes all of Net Effect's obligations (the "Net Effect Merger"); and it is further
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            RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Net Effect Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Net Effect Merger.

      FOURTH: The Board of Directors of the Company, by the following resolutions duly adopted on December 6, 2000, has determined to merge Direct Hit with and into the Company pursuant to Section 253 of the DGCL:

            WHEREAS, Ask Jeeves, Inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of each class of capital stock of Direct Hit Technologies, Inc., a Delaware corporation ("Direct Hit"); and

            WHEREAS, the Board of Directors of the Company has deemed it advisable that Direct Hit be merged with and into the Company pursuant to
      Section 253 of the General Corporation Law of the State of Delaware;

            NOW, THEREFORE, BE IT AND IT HEREBY IS

            RESOLVED, that Direct Hit be merged with and into the Company with the Company remaining as the surviving corporation, and that the Company assumes all of Direct Hit's obligations (the "Direct Hit Merger"); and it is further

            RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Direct Hit Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Direct Hit Merger.

                [Remainder of this Page Intentionally Left Blank]



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      IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 28th day of December, 2000.

                       By:               /s/ Cynthia Pevehouse
                          ------------------------------------------------------
                       Name:             Cynthia Pevehouse
                       Title:            General Counsel & Secretary


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